Exhibit 99.1

FOR IMMEDIATE RELEASE

FNCB Bancorp, Inc. Reports 2016 Earnings of $6.3 Million

Dunmore, Pa., January 26, 2017/Globe Newswire/—FNCB Bancorp, Inc. (OTCQX: FNCB) (“FNCB”), the parent company of Dunmore-based FNCB Bank (the “Bank”), today reported net income of $6.3 million, or $0.38 per basic and diluted share, for the year ended December 31, 2016. Net income for the fourth quarter of 2016 was $1.5 million, or $0.09 per basic and diluted share.

2016 HIGHLIGHTS

●	FNCB reported net income for the fourth consecutive fiscal year. Cumulative net income for fiscal years 2013 through 2016 totaled $62.0 million.
●	Net interest income increased $3.1 million, or 11.5%, to $30.5 million in 2016 from $27.4 million in 2015.
●	Total assets increased $104.8 million to $1.2 billion at December 31, 2016 from $1.1 billion at December 31, 2015, an increase of 9.6%.
●	Total deposits increased $193.6 million, or 23.6%, to $1.0 billion at year-end 2016 from $821.5 million at year-end 2015.
●	Non-performing assets decreased $0.5 million, or 7.2%, from $6.9 million at December 31, 2015 to $6.4 million at the close of 2016.
●

FNCB paid $10.9 million deferred interest on subordinated debt in March 2016 and accelerated the payment of $4.0 million in principal on the subordinated debt due September 1, 2017 to December 1, 2016.

●	FNCB resumed quarterly shareholder dividend payments in March 2016, and declared and paid dividends throughout the remainder of 2016.
●	FNCB reinstated its dividend reinvestment and optional cash purchase plans in June 2016.
●	FNCB declared a fourth quarter 2016 dividend of $0.03 per share, an increase of 50.0% compared to the $0.02 per share dividend declared for the third quarter of 2016.
●	FNCB’s tangible book value improved 4.0% to $5.42 per share at December 31, 2016 from $5.21 per share at December 31, 2015.
●	The Bank successfully completed a conversion from a federal charter to a state charter in the second quarter 2016.

“We are pleased with the continued success of our Company in 2016,” stated Gerard A. Champi, President and Chief Executive Officer. “We were able to deliver strong balance sheet growth and solid core-banking performance as evidenced by a double-digit increase in net interest income. We believe that the achievements we’ve made over the past four years have allowed us to create value for our shareholders, including growth in book value and the reinstatement of quarterly dividend payments as well as the dividend reinvestment and optional cash purchase plans,” continued Champi. “We are optimistic as we enter 2017 with the announcement of our planned expansion into the Lehigh Valley marketplace through the opening of a loan production office. We are excited to begin offering FNCB’s community bank brand and commitment to unsurpassed customer service to the Lehigh Valley,” concluded Champi.

Net income for the year ended December 31, 2015 was $35.8 million, or $2.17 per basic and diluted share. For the fourth quarter of 2015, FNCB recorded net income of $29.2 million, or $1.77, per basic and diluted common share. FNCB’s 2015 earnings performance was significantly impacted by the non-recurring reversal of a deferred tax asset (“DTA”) valuation allowance, which resulted in tax benefits of $27.7 million and $27.8 million in the consolidated statement of income for the fourth quarter and year ended December 31, 2015, respectively.

For the fourth quarter and year ended December 31, 2016, dividends declared and paid were $0.03 and $0.09 per share, respectively. The dividend payout ratio for 2016 was 23.7% and equaled a 1.5% annual return to shareholders based on the closing stock price of $6.05 per share at December 31, 2016. FNCB did not pay any dividends in 2015.

Return on average assets and return on average shareholders’ equity were 0.57% and 6.82%, respectively, in 2016, compared to 3.57% and 63.24%, respectively, in 2015. For the three months ended December 31, 2016, return on average assets and return on average shareholders’ equity were 0.55% and 6.43%, respectively, compared to 10.99% and 192.68%, respectively, for the same three months of 2015. Return on average assets and return on average shareholders’ equity for the fourth quarter and fiscal year ended December 31, 2015 were significantly impacted by the non-recurring $27.8 million tax benefit detailed above.

Summary Results for 2016

Net interest income before the credit for loan and lease losses increased $3.2 million, or 11.5%, to $30.6 million in 2016 from $27.4 million in 2015. The improvement in net interest income reflected a $2.5 million increase in interest income, coupled with a $0.6 million, or 12.6%, reduction in interest expense, in 2016 compared to 2015. The 7.9% increase in interest income in 2016 was largely due to an increase in average earning assets of $58.4 million, or 6.2%, to $1.0 billion in 2016 from $942.1 million in 2015. Specifically, average loans increased $35.0 million, or 5.0%, to $731.6 million in 2016 from $696.6 million in 2015, while average investment securities increased $34.4 million, or 15.1%, to $261.8 million in 2016 from $227.4 million in 2015. The 12.6% reduction in interest expense was due primarily to an 11 basis point reduction in FNCB’s cost of funds to 0.50% in 2016 from 0.61% in 2015. In 2016, FNCB realized a full year of the effect of its $11.0 million principal payment and a 450 basis point rate modification of its subordinated debentures, which was completed on June 30, 2015. As a result, interest expense on its subordinated debentures decreased $0.8 million, or 56.9%, in 2016 as compared to 2015. Overall, the average cost of borrowed funds decreased 59 basis points to 1.42% in 2016 from 2.01% in 2015. FNCB anticipates further reductions in borrowing costs in 2017 as a result of its accelerated repayment of $4.0 million in principal on its subordinated debentures which had a stated due date of September 1, 2017, but was paid by FNCB on December 1, 2016. FNCB’s tax-equivalent margin improved 14 basis points to 3.13% in 2016 from 2.99% in 2015. The margin improvement reflected the growth in average earning assets, as well as the positive effects of the reduced cost of borrowing funds.

Non-interest income decreased $1.6 million to $6.2 million in 2016 from $7.8 million in 2015. The 20.5% decrease was largely due to a $1.3 million, or 58.2%, decrease in net gains on the sale of investment securities.

Total non-interest expense decreased $0.9 million, or 3.2%, to $27.6 million in 2016 from $28.5 million in 2015. The decrease primarily reflected $0.8 million in non-recurring legal settlements that were accrued in 2015, coupled with decreases in occupancy costs of $0.5 million, or 22.2%, regulatory assessments of $0.2 million, or 23.3%, and insurance expense of $0.1 million, or 21.7%. Partially offsetting these decreases were increases in salaries and benefits of $0.5 million, equipment expense of $0.1 million, or 4.5%, and bank shares tax of $0.1 million, or 18.6%. The improvement in net interest income, and reduced expense levels, are reflected in an improvement in FNCB’s efficiency ratio to 75.49% in 2016 from 84.70% in 2015.

Improved Asset Quality

Asset quality continued to improve in 2016, reflecting FNCB’s continued focus on sound problem credit resolutions and commitment to disciplined credit risk management. Total non-performing assets decreased $0.5 million, or 7.2%, to $6.4 million at December 31, 2016 from $6.9 million at December 31, 2015. Decreases in non-performing loans, including non-accruing troubled debt restructurings, of $1.6 million and other real estate owned (“OREO”) of $1.1 million were partially offset by an increase in other non-performing assets of $2.2 million. Other non-performing assets include a classified account receivable secured by a letter of credit and foreclosed equipment.

The ratio of non-performing loans to total loans improved 21 basis points, or 40.4%, to 0.31% at December 31, 2016, compared to 0.52% at December 31, 2015. The allowance for loan and lease losses as a percentage of total loans was 1.15% at December 31, 2016 compared to 1.20% at the end of 2015. Net charge-offs as a percentage of average loans outstanding for the year ended December 31, 2016 was 0.21%, compared to 0.20% for the year ended December 31, 2015.

Financial Position

Total assets increased $104.8 million, or 9.6%, to $1.2 billion at December 31, 2016 from $1.1 billion at December 31, 2015. The balance sheet growth primarily reflected an increase in total deposits of $193.6 million, or 23.6%, a portion of which was used to repay $77.3 million in FHLB advances, accelerate the $4.0 million principal payment on the subordinated debentures, and fund net increases in loans, net of deferred costs and unearned income, and investment securities of $0.6 million and $18.9 million, respectively. With regard to the increase in total deposits, specifically, non-interest-bearing demand accounts increased $19.2 million, or 12.4%, and interest-bearing deposits increased $174.4 million, or 26.2% comparing December 31, 2016 and 2015. The increase in non-interest-bearing demand deposits is primarily attributable to growth in business checking accounts, while growth in municipal deposits contributed to the increase in interest-bearing deposits.

Total shareholders’ equity improved $4.0 million, or 4.6%, to $90.1 million at December 31, 2016 from $86.2 million at the end of 2015, which resulted primarily from net income for 2016 of $6.3 million, partially offset by a $1.5 million increase in accumulated other comprehensive loss resulting from depreciation in the market value, net of tax, of FNCB’s available-for-sale securities, due to changes in market interest rates. Also affecting shareholders’ equity were dividends declared and paid of $1.5 million, common shares issued through the dividend reinvestment and optional cash purchase plans of $0.4 million and stock-based compensation of $0.3 million.

FNCB’s total risk-based capital ratio and the Tier 1 leverage ratio improved to 12.06% and 7.53%, respectively, at December 31, 2016, from 11.79% and 7.27%, respectively, at December 31, 2015. The ratios exceeded the 10.00% and 5.00% required to be well capitalized under the prompt corrective action provisions of the Basel III capital framework for U.S. Banking organizations, which became effective for the Company and the Bank on January 1, 2016.

Availability of Filings

Copies of FNCB’s most recent Annual Report on Form 10-K and Quarterly Reports on form 10-Q will be provided upon request from: Shareholder Relations, FNCB Bancorp, Inc., 102 East Drinker Street, Dunmore, PA 18512 or by calling (570) 348-6419. FNCB’s SEC filings including its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q are also available free of charge on the Investor Relations page of the FNCB’s website, www.fncb.com, and on the SEC website at: http://www.sec.gov/edgar/searchedgar/companysearch.html

About FNCB Bancorp, Inc.:
FNCB Bancorp, Inc. is the bank holding company of FNCB Bank, which provides personal, small business and commercial banking services to individuals and businesses in Northeastern Pennsylvania and the Lehigh Valley through its 19 branch offices and Allentown-based Limited Purpose Office. The institution was established as a National Banking Association in 1910 as The First National Bank of Dunmore and operated under the name First National Community Bank from 1988 through June 2016. On June 30, 2016, the institution changed its name to FNCB Bank upon its conversion from a national charter to a Pennsylvania state charter. For more information about the BauerFinancial 5-Star rated FNCB, visit www.fncb.com.

INVESTOR CONTACT:

James M. Bone, Jr., CPA

Executive Vice President and

Chief Financial Officer

FNCB Bank

(570) 348-6419

james.bone@fncb.com

FNCB may from time to time make written or oral “forward-looking statements,” including statements contained in our filings with the Securities and Exchange Commission (“SEC”), in its reports to shareholders, and in other communications, which are made in good faith by us pursuant to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995.

These forward-looking statements include statements with respect to FNCB’s beliefs, plans, objectives, goals, expectations, anticipations, estimates and intentions, that are subject to significant risks and uncertainties, and are subject to change based on various factors (some of which are beyond our control). The words “may,” “could,” “should,” “would,” “believe,” “anticipate,” “estimate,” “expect,” “intend,” “plan” and similar expressions are intended to identify forward-looking statements. The following factors, among others, could cause FNCB’s financial performance to differ materially from the plans, objectives, expectations, estimates and intentions expressed in such forward-looking statements: the strength of the United States economy in general and the strength of the local economies in our markets; the effects of, and changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System; inflation, interest rate, market and monetary fluctuations; the timely development of and acceptance of new products and services; the ability of FNCB to compete with other institutions for business; the composition and concentrations of FNCB’s lending risk and the adequacy of FNCB’s reserves to manage those risks; the valuation of FNCB’s investment securities; the ability of FNCB to pay dividends or repurchase common shares; the ability of FNCB to retain key personnel; the impact of any pending or threatened litigation against FNCB; the marketability of shares of FNCB and fluctuations in the value of FNCB’s share price; the effectiveness of FNCB’s system of internal controls; the ability of FNCB to attract additional capital investment; the impact of changes in financial services’ laws and regulations (including laws concerning capital adequacy, taxes, banking, securities and insurance); the impact of technological changes and security risks upon our information technology systems; changes in consumer spending and saving habits; the nature, extent, and timing of governmental actions and reforms, and the success of FNCB at managing the risks involved in the foregoing and other risks and uncertainties, including those detailed in FNCB’s filings with the SEC.

FNCB cautions that the foregoing list of important factors is not all inclusive. Readers are also cautioned not to place undue reliance on any forward-looking statements, which reflect management’s analysis only as of the date of this report, even if subsequently made available by FNCB on its website or otherwise. FNCB does not undertake to update any forward-looking statement, whether written or oral, that may be made from time to time by or on behalf of FNCB to reflect events or circumstances occurring after the date of this report.

Readers should carefully review the risk factors described in the Annual Report and other documents that FNCB periodically files with the Securities and Exchange Commission, including its Form 10-K for the year ended December 31, 2015.

[The Company provides tabular information as follows]

FNCB Bancorp, Inc.

Selected Financial Data

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
	2016	2016	2016	2016	2015
Per share data:
Net income (fully diluted)	$0.09	$0.12	$0.10	$0.07	$1.77
Cash dividends declared	$0.03	$0.02	$0.02	$0.02	$-
Book value	$5.42	$5.81	$5.76	$5.57	$5.22
Tangible book value	$5.42	$5.81	$5.75	$5.56	$5.21
Market value:
High	$6.30	$6.00	$6.12	$6.90	$5.50
Low	$5.00	$4.75	$5.50	$5.11	$5.06
Close	$6.05	$5.00	$5.60	$6.12	$5.25
Common shares outstanding	16,645,845	16,614,856	16,586,868	16,530,432	16,514,245

Selected ratios:
Annualized return on average assets	0.55%	0.73%	0.60%	0.42%	10.99%
Annualized return on average shareholders' equity	6.43%	8.46%	7.12%	5.15%	192.68%
Efficiency ratio	77.25%	70.96%	77.78%	76.01%	92.80%
Tier I leverage ratio	7.53%	7.52%	7.31%	7.08%	7.27%
Total risk-based capital to risk-adjusted assets	12.06%	12.37%	12.00%	11.81%	11.79%
Average shareholders' equity to average total assets	8.50%	8.63%	8.40%	8.15%	5.70%
Yield on earning assets (FTE)	3.53%	3.58%	3.56%	3.52%	3.56%
Cost of funds	0.49%	0.52%	0.50%	0.48%	0.48%
Net interest spread (FTE)	3.03%	3.06%	3.06%	3.04%	3.08%
Net interest margin (FTE)	3.11%	3.14%	3.14%	3.11%	3.15%
Total delinquent loans/total loans	0.81%	0.72%	0.74%	0.82%	0.84%
Allowance for loan and lease losses/total loans	1.15%	1.17%	1.17%	1.19%	1.20%
Non-performing loans/total loans	0.31%	0.33%	0.37%	0.49%	0.52%
Annualized net charge-offs (recoveries)/average loans	0.20%	(0.09% )	0.26%	0.47%	0.02%

FNCB Bancorp, Inc.

Year-to-Date Consolidated Statements of Income

	Year Ended
	Dec 31,
(in thousands, except share data)	2016	2015
Interest income
Interest and fees on loans	$28,223	$26,672
Interest and dividends on securities
U.S. government agencies	3,557	4,036
State and political subdivisions, tax-free	46	109
State and political subdivisions, taxable	2,574	905
Other securities	315	433
Total interest and dividends on securities	6,492	5,483
Interest on interest-bearing deposits in other banks	33	46
Total interest income	34,748	32,201
Interest expense
Interest on deposits	2,730	2,631
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	595	514
Interest on subordinated debentures	625	1,450
Interest on junior subordinated debentures	247	206
Total interest on borrowed funds	1,467	2,170
Total interest expense	4,197	4,801
Net interest income before provision (credit) for loan and lease losses	30,551	27,400
Provision (credit) for loan and lease losses	1,153	(1,345)
Net interest income after provision (credit) for loan and lease losses	29,398	28,745
Non-interest income
Deposit service charges	2,892	2,960
Net gain on the sale of securities	960	2,296
Net gain on the sale of mortgage loans held for sale	340	292
Net gain on the sale of SBA guaranteed loans	51	-
Net gain on the sale of other real estate owned	49	162
Loan-related fees	439	442
Income from bank-owned life insurance	552	564
Other	920	1,084
Total non-interest income	6,203	7,800
Non-interest expense
Salaries and employee benefits	14,320	13,810
Occupancy expense	1,777	2,284
Equipment expense	1,732	1,657
Data processing expense	1,997	1,976
Regulatory assessments	729	950
Bank shares tax	836	705
Expense of other real estate owned	409	400
Legal expense	362	437
Professional fees	961	1,014
Insurance expense	516	659
Other operating expenses	3,906	4,572
Total non-interest expense	27,545	28,464
Income before income taxes	8,056	8,081
Income tax expense (benefit)	1,747	(27,759)
Net income	$6,309	$35,840

Income per share
Basic	$0.38	$2.17
Diluted	$0.38	$2.17

Cash dividends declared per common share	$0.09	$-
Weighted average number of shares outstanding:
Basic	16,571,251	16,499,622
Diluted	16,571,251	16,499,622

FNCB Bancorp, Inc.

Quarter-to-Date Consolidated Statements of Income

	Three Months Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands, except share data)	2016	2016	2016	2016	2015
Interest income
Interest and fees on loans	$7,066	$7,156	$7,032	$6,969	$7,032
Interest and dividends on securities
U.S. government agencies	879	848	900	930	992
State and political subdivisions, tax-free	16	9	11	10	18
State and political subdivisions, taxable	740	675	624	535	458
Other securities	56	69	94	96	102
Total interest and dividends on securities	1,691	1,601	1,629	1,571	1,570
Interest on interest-bearing deposits in other banks	19	8	2	4	4
Total interest income	8,776	8,765	8,663	8,544	8,606
Interest expense
Interest on deposits	721	704	663	642	628
Interest on borrowed funds
Interest on Federal Home Loan Bank of Pittsburgh advances	123	157	167	148	147
Interest on subordinated debentures	145	162	159	159	160
Interest on junior subordinated debentures	67	62	61	57	56
Total interest on borrowed funds	335	381	387	364	363
Total interest expense	1,056	1,085	1,050	1,006	991
Net interest income before provision (credit) for loan and lease losses	7,720	7,680	7,613	7,538	7,615
Provision (credit) for loan and lease losses	295	(234)	396	696	(1,005)
Net interest income after provision (credit) for loan and lease losses	7,425	7,914	7,217	6,842	8,620
Non-interest income
Deposit service charges	735	739	717	701	742
Net gain (loss) on the sale of securities	-	-	857	103	(6)
Net gain on the sale of mortgage loans held for sale	102	99	71	68	223
Net gain on the sale of SBA guaranteed loans	-	51	-	-	-
Net gain (loss) on the sale of other real estate owned	20	32	2	(5)	17
Loan-related fees	152	85	95	107	152
Income from bank-owned life insurance	126	137	143	146	149
Other	263	237	209	211	180
Total non-interest income	1,398	1,380	2,094	1,331	1,457
Non-interest expense
Salaries and employee benefits	3,954	3,263	3,589	3,514	4,228
Occupancy expense	476	479	329	493	619
Equipment expense	455	429	425	423	423
Data processing expense	475	505	494	523	556
Regulatory assessments	100	199	193	237	239
Bank shares tax	90	253	252	241	53
Expense of other real estate owned	74	95	194	46	62
Legal expense	77	79	86	120	106
Professional fees	245	157	272	287	234
Insurance expense	132	131	125	128	131
Legal settlement	-	-	-	-	777
Other operating expenses	1,085	963	1,066	792	1,159
Total non-interest expense	7,163	6,553	7,025	6,804	8,587
Income before income taxes	1,660	2,741	2,286	1,369	1,490
Income tax expense (benefit)	136	724	661	226	(27,719)
Net income	$1,524	$2,017	$1,625	$1,143	$29,209

Income per share
Basic	$0.09	$0.12	$0.10	$0.07	$1.77
Diluted	$0.09	$0.12	$0.10	$0.07	$1.77

Cash dividends declared per common share	$0.03	$0.02	$0.02	$0.02	$-
Weighted average number of shares outstanding:
Basic	16,621,467	16,593,811	16,549,169	16,519,759	16,506,294
Diluted	16,621,467	16,593,811	16,549,169	16,519,759	16,506,294

FNCB Bancorp, Inc.

Consolidated Balance Sheets

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2016	2016	2016	2016	2015
Assets
Cash and cash equivalents:
Cash and due from banks	$20,562	$24,558	$15,847	$16,367	$19,544
Interest-bearing deposits in other banks	91,883	32,778	1,825	1,847	1,539
Total cash and cash equivalents	112,445	57,336	17,672	18,214	21,083
Securities available for sale, at fair value	272,676	263,475	262,190	263,523	253,773
Stock in Federal Home Loan Bank of Pittsburgh at cost	3,311	2,741	5,219	3,932	6,344
Loans held for sale	596	185	563	455	683
Loans, net of net deferred costs and unearned income	734,279	729,662	733,720	728,158	733,716
Allowance for loan and lease losses	(8,419)	(8,490)	(8,559)	(8,635)	(8,790)
Net loans	725,860	721,172	725,161	719,523	724,926
Bank premises and equipment, net	10,784	10,615	10,793	10,904	11,193
Accrued interest receivable	2,757	2,736	2,511	2,854	2,475
Intangible assets	-	14	55	96	137
Bank-owned life insurance	29,933	29,807	29,670	29,527	29,381
Other real estate owned	2,048	2,065	1,628	1,806	3,154
Other assets	34,965	31,441	32,076	34,181	37,469
Total assets	$1,195,375	$1,121,587	$1,087,538	$1,085,015	$1,090,618

Liabilities
Deposits:
Demand (non-interest-bearing)	$173,702	$157,119	$144,082	$162,882	$154,531
Interest-bearing	841,437	773,840	691,751	720,243	667,015
Total deposits	1,015,139	930,959	835,833	883,125	821,546
Borrowed funds:
Federal Home Loan Bank of Pittsburgh advances	58,537	58,837	120,771	74,511	135,802
Subordinated debentures	10,000	14,000	14,000	14,000	14,000
Junior subordinated debentures	10,310	10,310	10,310	10,310	10,310
Total borrowed funds	78,847	83,147	145,081	98,821	160,112
Accrued interest payable	242	294	311	333	11,165
Other liabilities	11,000	10,614	10,813	10,695	11,617
Total liabilities	1,105,228	1,025,014	992,038	992,974	1,004,440

Shareholders' equity
Preferred stock	-	-	-	-	-
Common stock	20,807	20,768	20,734	20,663	20,643
Additional paid-in capital	62,593	62,381	62,210	62,069	62,059
Retained earnings	8,531	7,506	5,820	4,527	3,714
Accumulated other comprehensive (loss) income	(1,784)	5,918	6,736	4,782	(238)
Total shareholders' equity	90,147	96,573	95,500	92,041	86,178
Total liabilities and shareholders’ equity	$1,195,375	$1,121,587	$1,087,538	$1,085,015	$1,090,618

FNCB Bancorp, Inc.

Summary Tax-equivalent Net Interest Income

	Three Months Ended
	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(dollars in thousands)	2016	2016	2016	2016	2015
Interest income
Loans:
Loans - taxable	$6,767	$6,809	$6,674	$6,603	$6,694
Loans - tax-free	453	526	542	555	512
Total loans	7,220	7,335	7,216	7,158	7,206
Securities:
Securities, taxable	1,675	1,592	1,618	1,561	1,552
Securities, tax-free	24	14	17	15	27
Total interest and dividends on securities	1,699	1,606	1,635	1,576	1,579
Interest-bearing deposits in other banks	19	8	2	4	4
Total interest income	8,938	8,949	8,853	8,738	8,789
Interest expense
Deposits	721	704	663	642	628
Borrowed funds	335	381	387	364	363
Total interest expense	1,056	1,085	1,050	1,006	991
Net interest income	$7,882	$7,864	$7,803	$7,732	$7,798

Average balances
Earning assets:
Loans:
Loans - taxable	$687,225	$688,038	$682,642	$683,198	$685,795
Loans - tax-free	41,081	47,620	48,131	48,433	43,429
Total loans	728,306	735,658	730,773	731,631	729,224
Securities:
Securities, taxable	267,634	257,431	260,835	256,555	251,108
Securities, tax-free	1,664	905	1,090	1,107	1,713
Total securities	269,298	258,336	261,925	257,662	252,821
Interest-bearing deposits in other banks	15,727	6,448	2,347	3,746	6,797
Total interest-earning assets	1,013,331	1,000,442	995,045	993,039	988,842
Non-earning assets	95,322	99,010	97,271	101,958	65,633
Total assets	$1,108,653	$1,099,452	$1,092,316	$1,094,997	$1,054,475
Interest-bearing liabilities:
Deposits	$775,565	$737,431	$725,552	$725,369	$702,783
Borrowed funds	78,780	103,821	117,229	113,386	119,281
Total interest-bearing liabilities	854,345	841,252	842,781	838,755	822,064
Demand deposits	149,008	152,319	146,622	146,994	146,457
Other liabilities	11,029	11,006	11,125	19,967	25,811
Shareholders' equity	94,271	94,875	91,788	89,281	60,143
Total liabilities and shareholders' equity	$1,108,653	$1,099,452	$1,092,316	$1,094,997	$1,054,475

Yield/Cost
Earning assets:
Loans:
Interest and fees on loans - taxable	3.94%	3.96%	3.91%	3.87%	3.90%
Interest and fees on loans - tax-free	4.41%	4.42%	4.50%	4.58%	4.72%
Total loans	3.97%	3.99%	3.95%	3.91%	3.95%
Securities:
Securities, taxable	2.50%	2.47%	2.48%	2.43%	2.47%
Securities, tax-free	5.83%	6.03%	6.11%	5.48%	6.37%
Total securities	2.52%	2.49%	2.50%	2.45%	2.50%
Interest-bearing deposits in other banks	0.48%	0.50%	0.34%	0.43%	0.24%
Total earning assets	3.53%	3.58%	3.56%	3.52%	3.56%
Interest-bearing liabilities:
Interest on deposits	0.37%	0.38%	0.37%	0.35%	0.36%
Interest on borrowed funds	1.70%	1.47%	1.32%	1.28%	1.22%
Total interest-bearing liabilities	0.49%	0.52%	0.50%	0.48%	0.48%
Net interest spread	3.03%	3.06%	3.06%	3.04%	3.08%
Net interest margin	3.11%	3.14%	3.14%	3.11%	3.15%

FNCB Bancorp, Inc.

Asset Quality Data

	Dec 31,	Sept 30,	Jun 30,	Mar 31,	Dec 31,
(in thousands)	2016	2016	2016	2016	2015
At period end
Non-accrual loans, including non-accruing troubled debt restructured loans (TDRs)	$2,234	$2,416	$2,739	$3,569	$3,788
Loans past due 90 days or more and still accruing	-	-	-	-	-
Total non-performing loans	2,234	2,416	2,739	3,569	3,788
Other real estate owned (OREO)	2,048	2,065	1,628	1,806	3,154
Other non-performing assets	2,160	260	-	-	-
Total non-performing assets	$6,442	$4,741	$4,367	$5,375	$6,942

Accruing TDRs	$4,176	$4,106	$4,043	$4,623	$4,982

For the three months ended
Allowance for loan and lease losses
Beginning balance	$8,490	$8,559	$8,635	$8,790	$9,825
Loans charged-off	572	189	709	1,148	198
Recoveries of charged-off loans	206	354	237	297	168
Net charge-offs (recoveries)	366	(165)	472	851	30
Provision (credit) for loan and lease losses	295	(234)	396	696	(1,005)
Ending balance	$8,419	$8,490	$8,559	$8,635	$8,790